                         Consent of Independent Auditors


The Board of Directors
Century Bancshares, Inc.:

      We consent to the use of our report dated February 26, 1998 incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus.



                                            KPMG Peat Marwick LLP

Washington, D.C.
October 2, 1998